UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2011

RAAM Global Energy Company

(Exact name of registrant as specified in its charter)

Delaware	333-172897	20-0412973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1537 Bull Lea Rd., Suite 200

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (859) 253-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On July 12, 2011, RAAM Global Energy Company (the “Company”) provided information regarding certain recent developments pursuant to the below referenced offering. The disclosure reads as follows:

Recent Developments

Gulf of Mexico (Breton Sound 53 field) – We drilled the first well of our development program in state waters of the Gulf of Mexico in Breton Sound. The well, designated as Virgo North, reached total depth and was logged in May 2011 and is considered to be a commercial success in the Uvig sand. The pressures were somewhat depleted from the producing wells to the south, but were greater than the field production.

Onshore Texas – Two development wells have been drilled in the Flipper field discovery. Flipper #2 was drilled and completed on February 16, 2011 and is currently producing 16 mmcf and 1004 boc per day, and the Flipper #3 well was drilled and completed on June 15, 2011 and is currently producing 7.8 mmcf and 513 boc per day. In the Oklahoma/Kansas Mississippian Lime play, Century has acquired additional acreage. In Osage and Kay County Oklahoma and in Cawley County Kansas, Century Exploration Resources has acquired approximately 44,000 non-operated acres. Four horizontal wells have been drilled on this acreage position. The first well has been completed and is currently producing 12 barrels of oil per day. The remaining wells are waiting on facilities to be hooked up. Century Exploration Resources has acquired an additional 24,000 non-operated acres in a concession adjacent to its BGI concession. No wells have been drilled in this concession, but a rig is scheduled to begin drilling in late July. With these two additions, Century has approximately 104,000 total net acres in this play.

California—In California, our acreage position has been increased to approximately 22,000 acres. The first well has been permitted and is scheduled to be drilled in the fourth quarter of 2011.

Louisiana—In April 2011 we sold our remaining acreage in the Tuscaloosa Marine Shale for approximately $ 2.1 million.

Limitation on Incorporation by Reference

The information contained in Item 7.01 is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate Item 7.01 or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 8.01	Other Events.

On July 12, 2011, the Company commenced and priced an offering, through a Rule 144A private placement, of $50,000,000 of its 12.50% Senior Secured Notes due 2015 (the “Additional Notes”). The Additional Notes are being offered as additional notes under a supplement to the Indenture dated as of September 24, 2010, by and among the Company, the guarantors party thereto and the Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Company issued $150 million aggregate principal amount its 12.50% Senior Secured Notes due 2015. The Additional Notes will have identical terms, other than the issue date and issue price, and will constitute part of the same series as the initially issued notes, although they will bear a different CUSIP number than the initially issued notes until they are no longer restricted securities under the Securities Act (as defined below). The Additional Notes were sold at a price of 102.500% of par to yield 11.72% maturity. The Company expects to close the sale of the Additional Notes on July 15, 2011, subject to the satisfaction of customary closing conditions including the receipt of consents from the requisite lenders under our senior credit facility. The Company intends to use the net proceeds from the offering for general corporate purposes and to pay fees and expenses associated with the offering.

The securities offered have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”), or any state securities laws; and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Additional Notes are expected to be eligible for trading by qualified institutional buyers under Rule 144A and non-U.S. persons under Regulation S.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

The information in Items 7.01 and 8.01 includes forward-looking information that is subject to a number of risks and uncertainties, many of which are beyond the Company’s control. All information, other than historical facts, regarding strategy, future operations, drilling plans, projected costs, the potential of drilling prospects and other plans and objectives of management are forward-looking information. All forward-looking statements speak only as of the date of this Form 8-K. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Actual results may differ materially from those anticipated due to many factors, including low and/or declining prices for oil and natural gas and oil and natural gas price volatility, risks associated with drilling, ability to raise additional capital to fund future capital expenditures, cost overruns and the drilling of non-economic wells or dry holes, cash flow and liquidity, ability to find, acquire, market, develop and produce new oil and natural gas properties, uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures, geological concentration of our reserves, discovery, acquisition, development and replacement of oil and natural gas reserves and other factors listed in reports we have filed or may file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2011

RAAM Global Energy Company

By:	/s/ Jeffrey Craycraft
	Name:	Jeffrey Craycraft
	Title:	Chief Financial Officer